Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

June 3, 2020

Apergy Corporation

2445 Technology Forest Blvd

Building 4, Floor 12

The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as counsel to Apergy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of an additional 9,682,586 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Apergy Corporation Amended and Restated 2018 Equity and Cash Incentive Plan (the “Plan”), in connection with assumption by the Company of certain outstanding equity awards (“Assumed Awards”) held by employees of ChampionX (as defined below) at the effective time of the merger contemplated by the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) entered into as of December 18, 2019, by and among Ecolab Inc. (“ECL”), ChampionX Holding Inc., a wholly owned subsidiary of ECL (“ChampionX”), the Company, and Athena Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and the Employee Matters Agreement (the “Employee Matters Agreement”) entered into as of December 18, 2019, by and among ECL, ChampionX, and the Company, in each case, subject to the terms and conditions of the Merger Agreement and Employee Matters Agreement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated By-Laws of the Company; (iii) the Plan, pursuant to which the shares of Common Stock will be issued; (iv) the Registration Statement; (v) the Merger Agreement; and (vi) the Employee Matters Agreement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Apergy Corporation

June 3, 2020

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We also have assumed that each award agreement setting forth the terms of each of the Assumed Awards is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 9,682,586 shares of Common Stock being registered for sale under the Plan pursuant to the Registration Statement, have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP